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                                                                EXHIBIT 10(b)(4)


                               GENTEX CORPORATION
                   2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (ADOPTED MARCH 6, 2002)

                   PART I: PLAN ADMINISTRATION AND ELIGIBILITY

         1.1 Purpose. The purpose of this 2002 Nonemployee Director Stock Option Plan (the "Plan") of Gentex Corporation (the "Company") is to make service on the Board of Directors of the Company (the "Board") more attractive to present and prospective outside directors of the Company, as the continued services of qualified outside directors are considered essential to the Company's sustained progress, and to provide additional incentive for such directors to direct the Company effectively by offering them a greater interest in the continued success of the Company through stock ownership. The Plan is also intended to encourage stock ownership by outside directors of the Company.

         1.2 Administration. The Plan shall be administered by the Board. Grants of stock options under the Plan ("Options") and the amount and nature of the Options to be granted shall be automatic as described in Sections 1.3 and 2.2. The Board shall have the power to determine all questions arising under the Plan and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         1.3 Stock Subject to the Plan.

                  (A) Class. The stock which is to be made the subject of Options granted under the Plan shall be the Company's authorized common stock, par value $.06 per share ("Common Stock"). Shares shall be supplied to satisfy the requirements of Options granted under the Plan out of authorized but unissued shares.

                  (B) Aggregate Amount.

                           (1) The total number of shares issuable under the
Plan shall not exceed 500,000 shares (subject to adjustment as provided in Section 3.4).

                           (2) If any outstanding Option under the Plan expires
or is terminated for any reason, then the Common Stock allocable to the unexercised or surrendered portion of such Option shall not be charged against the limitation of Section 1.3(B)(1) above, and may again become the subject of a Option granted under the Plan.

         1.4 Eligibility; Grant of Options. Only directors who are not common law or contractual employees of the Company or any of its subsidiaries (a "Nonemployee Director") shall be eligible to receive Options under this Plan. Effective as of the date of each annual meeting of the shareholders of the Company, each Nonemployee Director who is newly elected or continues in office as a director subsequent to that meeting, shall be granted an Option to acquire six thousand (6,000) shares. Any Nonemployee Director who is elected as a director by the Board shall be granted an Option to acquire that number of shares that is equal to six thousand (6,000) shares multiplied by a fraction that is equal to three hundred sixty-five (365), minus the number of days that have elapsed since the last annual meeting of shareholders, and dividing that difference by three hundred sixty-five (365); the result shall be rounded to the

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nearest whole share. Any Nonemployee Director who receives Options pursuant to this Plan may be referred to herein as "Optionee."

                           PART II: OPTIONS AND RIGHTS

         2.1 Nonstatutory Stock Options. All Options granted under the Plan shall be nonstatutory options, not entitled to special tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended.

         2.2 Terms, Conditions, and Form of Options. Each Option granted under this Plan shall be evidenced by a written agreement in such form and containing such terms as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

               (A) Transferability of Options. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent and distribution to the extent provided in Section 2.2(D), except that the Board may authorize the grant or amendment of Options so as to permit transfer to the Optionee's spouse and/or the Optionee's descendants or to a trust created primarily for the benefit of the Optionee, the Optionee's spouse and/or the Optionee's descendants ("Authorized Transferee"), provided the Optionee satisfies such conditions to the transfer as may be required by the Board. The agreement pursuant to which a transferable Option is granted shall expressly set forth the transfer rights and limitations, prohibit payment of any consideration by the Authorized Transferee to the original Optionee, prohibit any further transfer of the Option and provide that the Authorized Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations, conditions, and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the Option) and obligations, conditions, and limitations shall be determined as if the original Optionee continued to hold the Option, whereby provisions of this Plan dealing with death of an Optionee will continue to refer to the original Optionee regardless of whether the Option has been transferred to an Authorized Transferee. Options may be exercised during the lifetime of the original Optionee only by the original Optionee or an Authorized Transferee. After the Optionee's death, the Option shall be exercisable only to the extent provided in Section 2.2(D).

               (B) Period of Option. Options shall terminate upon the expiration of ten (10) years from the date upon which such Options were granted, or at such earlier date as may be established in the option agreement (subject to prior termination as hereinafter provided).

               (C) Exercise of Option. Options may be exercised, in full or in part, only by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company valued at fair market value as computed under Section 2.3 below; provided, however, that (i) there shall be no such exercise at any one time as to fewer than three thousand (3,000) shares, unless fewer than three thousand shares (3,000) remain to be purchased under the Option being exercised; (ii) Options may not be exercised for a period of six
(6) months after the date of grant, (iii) Options may be exercised only during periods beginning on the second (2nd) business day following the date on which the Company releases for publication its annual or quarterly



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financial reports and ending on the twelfth (12th) business day following that date, and (iv) all or any portion of Options granted that remain unexercised at the time the Optionee's status as a director of the Company terminates for any reason other than death, shall automatically expire ninety (90) days after the date of such termination and be of no further force or effect.

               (D) Death of Optionee and Transfer of Options. In the event of an Optionee's death, Options may be exercised, to the same extent exercisable by the Optionee at the date of death, at any time prior to the earlier of the specified expiration date or the first anniversary of the Optionee's death, by any of the following persons: (i) personal representatives of the estate of the Optionee; (ii) any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the Option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee's death; or (iv) an Authorized Transferee. No Options, unless granted pursuant to an agreement specifically permitting transfer as described in Section 2.2(A), shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution of the state of the Optionee's domicile; provided, however, than an Optionee may execute and file a notice of designation as provided for in (iii) above.

         2.3 Option Price. The Option exercise price for an Option granted under the Plan shall be the fair market value of the shares of Common Stock covered by the Option at the time the Option is granted. For purposes of this Plan, the fair market value of a share of Common Stock shall be equal to the last reported sale price per share of Common Stock on the date of grant or, if that date is not a trading date, then the trading date immediately preceding the date of the grant, or if there is no reported sale, the mean between the highest closing bid and closing asked price, as quoted on the Nasdaq Stock Market.

                          PART III. GENERAL PROVISIONS

         3.1 Assignability. The rights and benefits under this Plan shall not be assignable or transferable by an Optionee, and during the lifetime of the Optionee Options granted under the Plan shall be exercisable only by him or her, except as otherwise expressly provided in Section 2.2 of this Plan.

         3.2 Time for Granting Options. No Options may be granted under this Plan after the day prior to the tenth (10th) annual meeting following the date the Plan was approved by the shareholders of the Company (i.e., May 9, 2012).

         3.3   Limitation of Rights.

               (A) No Right to Continue as a Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

               (B) No Shareholders' Rights for Options. An Optionee shall have no rights as a shareholder with respect to the shares covered by Option(s) until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.



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         3.4   Adjustments to Stock. In the event any change is made to the
Common Stock subject to the Plan or subject to any outstanding Option(s) granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), then appropriate adjustments shall be made to the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding Option(s). The Board's determination of any such adjustments shall be final, binding, and conclusive with respect to all Optionees.

         3.5 Effective Date of the Plan. This Plan shall take effect on the date of approval by the shareholders of the Company, and shall be applicable to all incumbent directors as of that date. The approval of the Plan by the shareholders of the Company shall terminate the Gentex Corporation Nonemployee Director Stock Option Plan (As Amended And Restated Effective March 7, 1997) effective as of the day before approval of the Plan and no further options will be issuable under that plan.

         3.6 Amendment of the Plan. The Board of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 3.4), change the designation of the class of directors eligible to receive Options, materially increase the benefits accruing to participants under the Plan or alter or impair any rights or obligations of any Option previously granted with out the consent of the Optionee holding such Option.

         3.7 Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by and interpreted and construed in accordance with the laws and in the courts of the state of Michigan, without regard to its conflicts of laws principles.

         3.8 Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by the Company.

                                  CERTIFICATION

         The foregoing Plan was adopted by the Board of the Company on March 6, 2002.



                                              /s/ Connie Hamblin
                                              --------------------------------
                                              Connie Hamblin, Secretary



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